Exhibit 99.1

HCI Group Reports First Quarter 2023 Results

Pre-Tax Income of $23.1 million

First Quarter Gross Loss Ratio Improved to 33.6% from 40.6%

Greenleaf Sells Two Properties for a Gain of $8.9 Million

Tampa, Fla. – May 9, 2023 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported net income of $17.8 million, or $1.54 diluted earnings per share in the first quarter of 2023, compared with net income of $2.8 million, or $0.09 diluted earnings per share, in the first quarter of 2022.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the first quarter of 2023 was $17.4 million, or $1.50 diluted earnings per share, compared with adjusted net income of $5.5 million, or $0.34 diluted earnings per share, in the first quarter of 2022. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“We are starting to see the benefits of the company’s underwriting and rate actions as well as the bold leadership provided by the Florida Legislature in 2022,” said HCI Group Chairman and Chief Executive Officer Paresh Patel.

First Quarter 2023 Commentary

Consolidated gross premiums earned in the first quarter of 2023 increased to $180.1 million from $178.9 million in the first quarter of 2022. The increase was primarily due to higher average premium per policy offset by a decline in the number of policies in force.

Premiums ceded for reinsurance increased to $70.5 million from $53.2 million in the first quarter of 2022. Ceded premiums represented 39.2% and 29.7% of gross premiums earned in the first quarters of 2023 and 2022, respectively.

Net investment income increased to $17.7 million from $2.9 million in the first quarter of 2022. The increase included a gain of $8.9 million from the sale of two real estate investment properties at Greenleaf. Also included in investment income was interest income of $7.7 million, which increased from $0.6 million in the first quarter of 2022 reflecting higher yields on fixed maturity securities, cash, and cash equivalents.

Losses and loss adjustment expenses decreased to $60.6 million from $72.7 million in the same period of 2022. Losses and loss adjustment expenses as a percent of gross premiums earned declined to 33.6% from 40.6% in the first quarter of 2022. The decrease was driven by lower claims and litigation frequency in Florida.

Policy acquisition and other underwriting expenses decreased to $22.7 million from $29.4 million in the same quarter of 2022 and declined from 16.4% of gross premiums earned to 12.6%, reflecting a higher mix of renewal policies and lower commissions.

General and administrative personnel expenses decreased to $13.5 million from $14.0 million for the first quarter of 2022.

Conference Call

HCI Group will hold a conference call later today, May 9, 2023, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 826822

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through May 9, 2024.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 48147

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, information technology services, insurance management, real estate, and reinsurance. HCI’s leading insurance operation, TypTap Insurance Company, is a technology-driven homeowners insurance company. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Simon Rosenberg

Investor Relations

HCI Group, Inc.

Tel (813) 405-5261

srosenberg@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	Q1 2023	Q1 2022	FY 2022
	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$85,153	$91,141	$377,860
TypTap Insurance Company	114,701	86,153	348,159
Total Gross Written Premiums	199,854	177,294	726,019

Gross Premiums Earned:
Homeowners Choice	92,456	118,303	426,502
TypTap Insurance Company	87,612	60,622	298,214
Total Gross Premiums Earned	180,068	178,925	724,716

Gross Premiums Earned Loss Ratio	33.6%	40.6%	51.3%

Per Share Metrics
GAAP Diluted EPS	$1.54	$0.09	$(6.24)
Non-GAAP Adjusted Diluted EPS	$1.50	$0.34	$(5.48)

Dividends per share	$0.40	$0.40	$1.60

Book value per share at the end of period	$20.97	$31.66	$18.91

Shares outstanding at the end of period	8,596,673	10,125,927	8,598,682

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $531,899 and $494,197, respectively and allowance for credit losses: $0 and $0, respectively)	$524,756	$483,901
Equity securities, at fair value (cost: $38,575 and $36,272, respectively)	37,415	34,583
Limited partnership investments	24,520	25,702
Investment in unconsolidated joint venture, at equity	—	18
Real estate investments	43,562	71,388
Total investments	630,253	615,592

Cash and cash equivalents	302,025	234,863
Restricted cash	2,987	2,900
Accrued interest and dividends receivable	2,525	1,952
Income taxes receivable	707	2,807
Premiums receivable, net (allowance: $10,054 and $5,362, respectively)	44,966	34,998
Prepaid reinsurance premiums	27,063	66,627
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	36,896	71,594
Unpaid losses and loss adjustment expenses (allowance: $453 and $454, respectively)	559,804	616,765
Deferred policy acquisition costs	46,632	45,522
Property and equipment, net	26,734	17,910
Right-of-use-assets - operating leases	1,466	777
Intangible assets, net	7,686	10,578
Funds withheld for assumed business	45,274	48,772
Other assets	36,104	31,671

Total assets	$1,771,122	$1,803,328

Liabilities and Equity
Losses and loss adjustment expenses	$806,308	$863,765
Unearned premiums	387,833	368,047
Advance premiums	25,834	18,587
Reinsurance payable on paid losses and loss adjustment expenses	7,043	8,606
Ceded reinsurance premiums payable	14,123	17,646
Accrued expenses	20,633	14,534
Reinsurance recovered in advance on unpaid losses	—	19,863
Deferred income taxes, net	3,160	1,704
Long-term debt	196,158	211,687
Lease liabilities - operating leases	1,422	721
Other liabilities	35,886	23,361

Total liabilities	1,498,400	1,548,521

Commitments and contingencies
Redeemable noncontrolling interest	92,865	93,553

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 8,596,673 and 8,598,682 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively)	—	—
Additional paid-in capital	332	—
Retained income	185,028	172,482
Accumulated other comprehensive loss, net of taxes	(5,098)	(9,886)
Total stockholders' equity	180,262	162,596
Noncontrolling interests	(405)	(1,342)
Total equity	179,857	161,254

Total liabilities, redeemable noncontrolling interest, and equity	$1,771,122	$1,803,328

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Revenue

Gross premiums earned	$180,068	$178,925
Premiums ceded	(70,509)	(53,162)

Net premiums earned	109,559	125,763

Net investment income	17,715	2,868
Net realized investment losses	(1,149)	(314)
Net unrealized investment gains (losses)	529	(3,576)
Policy fee income	1,090	1,057
Other	1,285	1,242

Total revenue	129,029	127,040

Expenses

Losses and loss adjustment expenses	60,565	72,704
Policy acquisition and other underwriting expenses	22,720	29,408
General and administrative personnel expenses	13,502	14,034
Interest expense	2,801	601
Other operating expenses	6,305	6,292

Total expenses	105,893	123,039

Income before income taxes	23,136	4,001

Income tax expense	5,343	1,210

Net income	$17,793	$2,791
Net income attributable to redeemable noncontrolling interest	(2,324)	(2,248)
Net (income) loss attributable to noncontrolling interests	(131)	360

Net income after noncontrolling interests	$15,338	$903

Basic earnings per share	$1.78	$0.09

Diluted earnings per share	$1.54	$0.09

Dividends per share	$0.40	$0.40

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Three Months Ended
GAAP	March 31, 2023			March 31, 2022
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$17,793			$2,791
Less: Net income attributable to redeemable noncontrolling interest	(2,324)			(2,248)
Less: TypTap Group's net (income) loss attributable to non-HCI common stockholders and TypTap Group's participating securities	(131)			360
Net income attributable to HCI	15,338			903
Less: Income attributable to participating securities	(564)			(52)
Basic Earnings Per Share:
Income allocated to common stockholders	14,774	8,278	$1.78	851	9,479	$0.09

Effect of Dilutive Securities: *
Stock options	—	45		—	135
Convertible senior notes	1,921	2,537		—	—
Warrants	—	—		—	153

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$16,695	10,860	$1.54	$851	9,767	$0.09

(a) Shares in thousands.

* For the three months ended March 31, 2023, warrants were excluded due to anti-dilutive effect. For the three months ended March 31, 2022, convertible senior notes were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Three Months Ended
	March 31, 2023	March 31, 2022
GAAP Net income	$17,793	$2,791
Net unrealized investment (gains) losses	$(529)	$3,576
Less: Tax effect at 25.345%	$134	$(906)
Net adjustment to Net income	$(395)	$2,670
Non-GAAP Adjusted Net income	$17,398	$5,461

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Three Months Ended
Non-GAAP	March 31, 2023			March 31, 2022
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$17,398			$5,461
Less: Net income attributable to redeemable noncontrolling interest	(2,324)			$(2,248)
Less: TypTap Group's net (income) loss attributable to non-HCI common stockholders and TypTap Group's participating securities	(127)			340
Net income attributable to HCI	14,947			3,553
Less: Income attributable to participating securities	(550)			(222)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	14,397	8,278	$1.74	3,331	9,479	$0.35

Effect of Dilutive Securities: *
Stock options	—	45		—	135
Convertible senior notes	1,921	2,537		—	—
Warrants	—	—		—	153

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$16,318	$10,860	$1.50	$3,331	$9,767	$0.34

(a) Shares in thousands.

* For the three months ended March 31, 2023, warrants were excluded due to anti-dilutive effect. For the three months ended March 31, 2022, convertible senior notes were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Three Months Ended
	March 31, 2023	March 31, 2022
GAAP diluted Earnings Per Share	$1.54	$0.09
Net unrealized investment (gains) losses	$(0.05)	$0.37
Less: Tax effect at 25.345%	$0.01	$(0.12)
Net adjustment to GAAP diluted EPS	$(0.04)	$0.25
Non-GAAP Adjusted diluted EPS	$1.50	$0.34